UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2018

EQUINIX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-31293	77-0487526
(Commission File Number)	(I.R.S. Employer Identification No.)

One Lagoon Drive, Redwood City, California 94065

(Address of Principal Executive Offices) (Zip Code)

(650) 598-6000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 19, 2018, Equinix, Inc. (the “Company”), entered into an Equity Distribution Agreement (the “Equity Distribution Agreement”) by and among the Company, on the one hand, and Barclays Capital Inc., Goldman Sachs & Co. LLC, HSBC Securities (USA) Inc., MUFG Securities Americas Inc. and TD Securities (USA) LLC (each, a “Manager” and collectively, the “Managers”), on the other hand. Pursuant to the terms of the Equity Distribution Agreement, the Company may sell from time to time through or to the Managers, as the Company’s sales agents or as principals, shares of the Company’s common stock, par value $0.001 per share, having an aggregate offering price of up to $750,000,000 (the “Shares”). The sales, if any, of the Shares under the Equity Distribution Agreement may be made by means of ordinary brokers’ transactions on the Nasdaq Global Select Market at market prices, to or through a market maker at market prices prevailing at the time of sale, at prices related to prevailing market prices, in block transactions, or as otherwise agreed upon by the Managers and the Company, including by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). No shares of the Company’s common stock remain available for sale under the Company’s previous Equity Distribution Agreement, dated August 4, 2017.

For the sales of Shares through the Managers, as the Company’s sales agents, the Company will pay the Managers a commission at a mutually agreed rate, not to exceed 2.0% of the gross sales price per Share. In addition, the Company has agreed to pay certain expenses incurred by the Managers in connection with the offering. The Company may also sell Shares to one or more of the Managers as principal for such Manager’s own account at a price agreed upon at the time of sale. If the Company sells Shares to one or more of the Managers as principal, the Company will enter into a separate terms agreement with such Manager. The Company has no obligation to sell any shares under the Equity Distribution Agreement, and may at any time suspend the offering of shares under the Equity Distribution Agreement.

The Equity Distribution Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions under which the Company and the Managers have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act. The Company expects to use the net proceeds from sales, if any, under the Equity Distribution Agreement of the Shares, if any, for working capital and general corporate purposes.

The representations, warranties and covenants contained in the Equity Distribution Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Equity Distribution Agreement and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the other as a way of allocating contractual risk between them that differ from those applicable to investors. Moreover, the subject matter of the representations and warranties are subject to more recent developments. Accordingly, investors should be aware that these representations, warranties and covenants or any description thereof alone may not describe the actual state of affairs of the Company or its subsidiaries, affiliates, businesses or stockholders as of the date they were made or at any other time.

The Shares will be issued pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-221380). The Company filed a prospectus supplement, dated December 19, 2018, with the Securities and Exchange Commission in connection with the offer and sale of the Shares pursuant to the Equity Distribution Agreement.

The foregoing description of the Equity Distribution Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The legal opinion of Davis Polk & Wardwell LLP relating to the shares of common stock being offered is filed as Exhibit 5.1 to this Current Report on Form 8-K.

The legal opinion of Sullivan & Worcester LLP relating to tax matters is filed as Exhibit 8.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

1.1	Equity Distribution Agreement, dated as of December 19, 2018, between Equinix, Inc. and Barclays Capital Inc., Goldman Sachs & Co. LLC, HSBC Securities (USA) Inc., MUFG Securities Americas Inc. and TD Securities (USA) LLC.

5.1	Opinion of Davis Polk & Wardwell LLP.

8.1	Opinion of Sullivan & Worcester LLP.

23.1	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1).

23.2	Consent of Sullivan & Worcester LLP (included in Exhibit 8.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUINIX, INC.

By:	/s/ Keith D. Taylor
Name:	Keith D. Taylor
Title:	Chief Financial Officer

Date: December 19, 2018